Exhibit 5.1

EPWK HOLDINGS LTD.	D +852 3656 6054
E nathan.powell@ogier.com

Reference: NMP/CLE/501588.00001

11 September 2024

Dear Sirs

EPWK HOLDINGS LTD. (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the Registration Statement), as filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act 1933, as amended (the Act). The Registration Statement relates to the offering (the Offering) of 1,466,667 class A ordinary shares of a par value of US$0.0001 each of the Company (the Class A Ordinary Shares), plus an option to issue up to 15% of the total number of Class A Ordinary Shares to be offered by the Company pursuant to the Offering (excluding shares subject to this option) to cover the over-allotment option to be granted to the underwriter (collectively, the IPO Shares). The Company will also be issuing warrants to the underwriter (the Underwriter Warrants) to purchase such number of Class A Ordinary Shares in the Company equal to an aggregate of five (5.0%) percent of the total number of Class A Ordinary Shares sold in the Offering (including the Class A Ordinary Shares sold pursuant to the over-allotment option) (the Warrant Shares). In addition, there will be a resale by certain selling shareholders of the Company as stated in the Registration Statement (collectively, the Selling Shareholders) of up to 1,333,334 Class A Ordinary Shares which are presently issued and outstanding (the Resale Shares).

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents: (the Documents):

(a)	the certificate of incorporation of the Company dated 24 March 2022 issued by the Registrar of Companies of the Cayman Islands (the Registrar);

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen's Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Justin Davis Joanne Collett	Florence Chan* Lin Han† Cecilia Li** Rachel Huang** Yuki Yan** Richard Bennett**‡ James Bergstrom‡ Marcus Leese‡	* admitted in New Zealand † admitted in New York ** admitted in England and Wales ‡ not ordinarily resident in Hong Kong

(b)	the second amended and restated memorandum and articles of association of the Company adopted by special resolutions dated 8 March 2024 (respectively, the Memorandum and the Articles);

(c)	a certificate of good standing dated 4 June 2024 (the Good Standing Certificate) issued by the Registrar in respect of the Company;

(d)	the register of directors and officers of the Company as at 24 March 2022 (the ROD);

(e)	the register of members of the Company as provided to us on 11 September 2024 (the ROM, and together with the ROD, the Registers);

(f)	a certificate from a director of the Company dated 11 September 2024 as to certain matters of facts (the Director's Certificate);

(g)	the written resolutions of the sole director of the Company dated 11 September 2024 approving, among other things, the Company's filing of the Registration Statement and issuance of the IPO Shares, the Underwriter Warrants and the underlying Warrant Shares (the Board Resolutions);

(h)	the Registration Statement;

(i)	a draft form of the underwriting agreement between the Company and Cathay Securities, Inc. appended as an exhibit to the Registration Statement (the Underwriting Agreement); and

(j)	a draft form of the representative's warrant relating to the Underwriter Warrants appended as an exhibit to the Registration Statement (the Underwriter's Warrant Agreement).

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Good Standing Certificate, the Registers and the Director’s Certificate is accurate and complete as at the date of this opinion;

(e)	all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(f)	the Board Resolutions remain in full force and effect and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the Offering and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Documents which has not been properly disclosed in the Board Resolutions;

(g)	neither the directors and shareholders of the Company have taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets;

(h)	the consideration payable for each IPO Share and Warrant Share shall be no less than the par value of US$0.0001 each;

(i)	the ROM is true, accurate and complete in all aspects as at the date of this opinion and until the issuance of the IPO Shares and Warrant Shares the Company will not issue any further shares;

(j)	the Company will duly execute and deliver the Underwriting Agreement in the draft form as exhibited to the Registration Statement in accordance with the Board Resolutions; there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

(k)	each of the Underwriting Agreement and the Underwriter's Warrant Agreement has been, or will be, authorised and duly executed in the form as exhibited in the Registration Statement and unconditionally delivered by or on behalf of all relevant parties in accordance with all relevant laws and, in respect of the Company, in the manner authorised in the Board Resolutions; and

(l)	upon execution, each of the Underwriting Agreement and the Underwriter's Warrant Agreement will be legal, valid, binding and enforceable against all relevant parties in accordance with its terms under the laws of its governing law and all other relevant laws. If an obligation is to be performed in a jurisdiction outside the Cayman Islands, its performance will not be contrary to an official directive, impossible or illegal under the laws of that jurisdiction.

1	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar.

Authorised Share capital

(b)	The authorised share capital of the Company is US$50,000 divided into (i) 448,814,684 class A ordinary shares of US$0.0001 par value each and (ii) 51,185,316 class B ordinary shares of US$0.0001 par value each.

Valid Issuance of shares

(c)	The issuance and allotment of the IPO Shares have been duly authorised and, when issued and allotted in accordance with the Registration Statement and the duly passed Board Resolutions and once consideration is paid for in accordance with the Registration Statement, will be validly issued, fully paid and non-assessable. Once the register of members of the Company has been updated to reflect the issuance, the shareholders recorded in the register of members will be deemed to have legal title to the IPO Shares set against their respective name.

(d)	The Underwriter Warrants and the underlying Warrant Shares to be issued under the Underwriter Warrants have been duly authorised and, when issued and sold in accordance with the Registration Statement, the duly signed and delivered Underwriting Agreement and the duly passed Resolutions and once consideration as stated in the Underwriting Agreement, which shall not be less than the par value per Warrant Share, is paid per Warrant Share, will be validly issued, fully paid and non-assessable.

(e)	The Resale Shares being proposed for resale by the Selling Shareholders have been validly issued and fully paid and are non-assessable.

Valid Issuance of Underwriter Warrants

(f)	With respect to the Underwriter Warrants to be issued, when

(i)	the Underwriter's Warrant Agreement relating to the Underwriter Warrants shall have been validly executed and unconditionally delivered by the Company and the representative of the underwriters thereunder; and

(ii)	the certificates representing the Underwriter Warrants have been duly executed, countersigned, registered and delivered in accordance with the Underwriter's Warrant Agreement relating to the Underwriter Warrants and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided therein, the Underwriter Warrants will be duly authorized and validly issued and will constitute legal, valid and binding obligations of the Company.

Registration Statement - Taxation

(g)	The statements contained in the Registration Statement in the section headed “Cayman Islands Tax Considerations”, in so far as they purport to summarise the laws or regulations of the Cayman Islands, are accurate in all material respects and that such statements constitute our opinion.

2	Limitations and Qualifications

2.1	We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands; or

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents.

2.2	Under the Companies Act (Revised) (Companies Act) of the Cayman Islands annual returns in respect of the Company must be filed with the Registrar of Companies in the Cayman Islands, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

2.3	In good standing means only that as of the date of this opinion the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar of Companies. We have made no enquiries into the Company's good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

2.4	In this opinion, the phrase “non-assessable” means, with respect to the Class A Ordinary Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Class A Ordinary Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

3	Governing law of this opinion

3.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

3.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

4	Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Risk factors”, “Enforceability of Civil Liabilities”; “Taxation” and “Legal Matters” of the Registration Statement.

This opinion may be used only in connection with the offer and sale of the IPO Shares and the Underwriter Warrants (and the Warrant Shares underlying the Underwriter Warrants) while the Registration Statement is effective.

Yours faithfully

/s/ Ogier

Ogier